UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2014 (May 27, 2014)

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor	10171
New York, NY (Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2014, Genco Shipping & Trading Limited (the “Company”) and certain of its subsidiaries entered into an amendment to the Restructuring Support Agreement and an amendment to the Equity Commitment Agreement with certain of its creditors.  The details of the Restructuring Support Agreement and the Equity Commitment Agreement were previously described on Current Reports on Form 8-K, which were filed by the Company on April 3, 2014 and April 16, 2014, respectively.

Under the amendment to the Restructuring Support Agreement, the deadline for confirmation of the plan of reorganization of the Company and certain of its subsidiaries under their ongoing Chapter 11 bankruptcy proceedings was extended to June 27, 2014.  Under the amendment to the Equity Commitment Agreement, the outside termination date for the obligations of the creditors party to that agreement was extended to July 10, 2014.  Under both amendments, the subscription deadline for the Company’s $100 million rights offering was extended to June 18, 2014.

The foregoing amendments are qualified in their entirety by reference to such amendments, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	First Amendment to the Restructuring Support Agreement among the Company, certain of its subsidiaries named therein and the Amending Creditors party thereto, dated as of May 27, 2014.

10.2	First Amendment to Equity Commitment Agreement among the Company, certain of its subsidiaries named therein and the Amending Creditors party thereto, dated as of May 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED
DATE: June 2, 2014

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Restructuring Support Agreement among the Company, certain of its subsidiaries named therein and the Amending Creditors party thereto, dated as of May 27, 2014.

10.2	First Amendment to Equity Commitment Agreement among the Company, certain of its subsidiaries named therein and the Amending Creditors party thereto, dated as of May 27, 2014.